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                                                [Form of Underwriting Agreement]

                                6,000,000 Shares

                               MedCath Corporation

                                  Common Stock

                                ($.01 Par Value)


                          EQUITY UNDERWRITING AGREEMENT


                                                                __________, 2001


Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
JP Morgan Securities Inc.
First Union Securities, Inc.
As Representatives of the
      Several Underwriters
c/o  Deutsche Banc Alex. Brown Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

                  MedCath Corporation, a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 6,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value ("Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 900,000 additional shares of Common Stock (the "Option Shares") as set forth below.

                  As the Representatives, you have advised the Company and MedCath Holdings, Inc., a Delaware corporation ("Holdings"), (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several


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Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

                  The Company has offered to (i) all stockholders of Holdings the right to exchange all of their shares of common stock of Holdings in exchange for shares of Common Stock (the "Holdings Exchange") and (ii) investors in six hospital ventures in which Holdings owns indirect equity interests the right to exchange a portion of such investors' equity interests for shares of Common Stock (the "Hospital Exchange"). The Company has also entered into a separate agreement to purchase of additional ownership interests in its Arkansas Heart Hospital for cash (the "AHH Exchange" and, together with the Holdings Exchange and the Hospital Exchange, the "Exchange"). As a result of the Exchange, which will be completed on the Closing Date (as defined below) immediately prior to the payment and delivery of the Firm Shares hereunder, Holdings will become a wholly owned subsidiary of the Company.

                  Concurrent with the issuance of the Firm Shares described herein, a wholly owned subsidiary of the Company will become party to a $220.0 million credit facility that is intended to be a source of capital for refinancing the indebtedness of some of the Company's existing hospitals and financing its hospital development program (the "New Credit Facility").

                  Deutsche Banc Alex. Brown Inc. ("Deutsche Banc Alex. Brown") has agreed to reserve up to 300,000 of the Firm Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Deutsche Banc Alex. Brown and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any of the Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. Representations and Warranties of the Company and HOLDINGS.

                  (a) The Company and Holdings jointly and severally represent and warrant to each of the Underwriters as follows:

                           (i) A registration statement on Form S-1 (File No. 333-60278) with respect to the Shares has been prepared by the Company and Holdings in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together


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         with any registration statement filed by the Company pursuant to Rule
         462 (b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424 (b) or 430A, and prior to the termination of the offering by the Underwriters.

                           (ii) Each of the Company and Holdings has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the entities of Holdings in which Holdings has an equity interest, whether directly or indirectly, including without limitation any entity in which Holdings has an equity interest that owns, develops or operates a hospital or diagnostic or therapeutic facility (collectively, the "Subsidiaries"), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Exhibit 21.1 to the Registration Statement sets forth a true and correct list of the Subsidiaries. The Subsidiaries are the only entities in which Holdings has a direct or indirect equity interest. The Company has, and immediately prior to the consummation of the Exchange, will have no subsidiaries. On the Closing Date (as defined below) following the consummation of the Exchange and on the Option Closing Date (as defined below), the Company will have a direct or indirect equity interest in the Subsidiaries to the extent Holdings has such interest on the date hereof and Holdings and the Subsidiaries will be the only entities in which the Company has an equity interest as of such date. The Company, Holdings and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not have a material adverse effect on such entity. The outstanding shares of capital stock, partnership interests and membership units or other equity interest of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned either directly or indirectly by Holdings free and clear of all liens, encumbrances and equities and claims other than pledges thereof to lenders financing the hospitals of Holdings or to Bank of America under the Company's $100 million credit facility (the "Existing Credit Facility"). After the Exchange, the Company will own all outstanding shares of capital stock of Holdings free and clear of all liens, encumbrances and equities and claims other than pledges thereof to lenders financing the hospitals of Holdings or Bank of America under the Existing Credit Facility; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding except as



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         provided in the Operating or Partnership Agreement of each of the entities in which Holdings directly or indirectly owns an equity interests that owns, develops or operates a hospital (such entities, the "Hospital Ventures"); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries will be outstanding following the consummation of the Exchange except as provided in the Operating or Partnership Agreement of each of the Hospital Ventures.

                           (iii) The outstanding shares of Common Stock of each of the Company and Holdings have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. The shares of Common Stock (the "Exchange Shares") to be issued by the Company in the Exchange have been duly authorized and, when issued as contemplated in the exchange agreements and other agreements relating thereto (the "Exchange Agreements"), will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Exchange Shares or the issue and sale thereof. Neither the filing of the Registration Statement, the consummation of the Exchange nor the offering or sale of the Shares as contemplated by this Agreement or the Exchange Shares as contemplated by the Exchange Agreements gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock; and, except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered by the Company, Holdings or any Subsidiary under the Act.

                           (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                           (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Holdings makes any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such


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         amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                           (vi) The consolidated financial statements of Holdings and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement and Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of Holdings and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of Holdings. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements in all material respects, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                           (vii) Ernst & Young LLP and Deloitte & Touche LLP, each of whom have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, Holdings or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company, Holdings or any of its Subsidiaries might result in any material adverse change or development in the earnings, business, management, properties, net worth, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, Holdings and the Subsidiaries, taken as a whole (in the case of the Subsidiaries, to the extent of the Company's direct or indirect equity interest therein) or prevent the consummation of the Exchange or the transactions contemplated hereby (a "Material Adverse Change"), except as set forth in the Registration Statement.

                           (ix) The Company, Holdings and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount. The Company, Holdings and the Subsidiaries occupy their leased



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         properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                           (x) The Company, Holdings and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of each of the Company and Holdings, and neither the Company nor Holdings knows of any actual or proposed additional material tax assessments.

                           (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, Holdings or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. None of the Company, Holdings or the Subsidiaries have any material contingent obligation that is not disclosed in the financial statements which are included in the Registration Statement.

                           (xii) None of the Company, Holdings or any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its organizational documents or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Change. Neither the execution and delivery of this Agreement, the execution and delivery of Exchange Agreements, the consummation of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, Holdings or any Subsidiary is a party or by which the Company, Holdings or any Subsidiary or any of their respective properties is bound, or of the organizational documents of the Company, Holdings or any Subsidiary or any law, order, rule or regulation judgement, order, writ or decree applicable to the Company, Holdings or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

                           (xiii) The execution and delivery of, and the performance by the Company of its obligations under this Agreement and the Exchange Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company, this Agreement has been duly executed by the Company and Holdings and the Exchange Agreements have been duly executed and delivered by the Company.

                           (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body



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         necessary in connection with the execution and delivery by the Company and Holdings of this Agreement or the Exchange Agreements and the consummation of the transactions herein or therein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                           (xv) The Company, Holdings and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business, the failure of which to retain would, singly or in the aggregate, be reasonably expected to result in a Material Adverse Change; neither the Company, Holdings nor any of the Subsidiaries has infringed, and none of the Company, Holdings or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company, Holdings or the Subsidiaries that are required to be described in the Registration Statement or Prospectus and are not described in all material respects. Neither the Company nor Holdings is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement or Prospectus and are not described in all material respects. None of the technology employed by the Company, Holdings or the Subsidiaries has been obtained or is being used by either the Company, Holdings or the Subsidiaries in violation of any contractual obligation binding on the Company, Holdings or the Subsidiaries or any of their officers, directors or employees or otherwise in violation of the rights of any persons; neither the Company, Holdings nor the Subsidiaries has received any written or oral communications alleging that either the Company, Holdings or any of the Subsidiaries has violated, infringe or conflicted with, or, by conducting its business as set forth in the Registration Statement or Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. Neither the Company nor Holdings knows of any infringement by others of Intellectual Property owned by or licensed to the Company, Holdings or the Subsidiaries.

                           (xvi) The Company, Holdings and the Subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now being conducted and as described in the Registration Statement and Prospectuses (including, without limitation, Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company, Holdings and the Subsidiaries and (ii) with


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         respect to those facilities operated by the Company, Holdings and the
         Subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations and filings could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company, Holdings and the Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Change; and none of the Company, Holdings or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. All of the hospitals operated by the Company, Holdings and the Subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs.

                           (xvii) None of the Company, Holdings or the Subsidiaries has engaged in, nor, to the knowledge of the Company, Holdings or the Subsidiaries, have any officers, directors, stockholders or employees of the Company, Holdings or the Subsidiaries (during the course of their employment or agency) or the hospitals or other facilities operated by the Company, Holding or the Subsidiaries engaged in, any activities that are prohibited by (1) any federal, state or local statute, rule, or regulation applicable to individuals or entities operating in the healthcare industry, including, but not limited to, 18 U.S.C.ss.669 (theft or embezzlement in connection with health care), 18 U.S.C.ss.1035 (false statements relating to health care matters), 18 U.S.C. 1347 health care fraud), 18 U.S.C.ss.1518 (obstruction of criminal investigation of health care offense), 42 U.S.C.ss.1320a-7a (civil monetary penalties), 42 U.S.C.ss.1320a-7b (criminal penalties for acts involving federal health care programs), 42 U.S.C.ss.1395nn (limitation on certain physician referrals), 42 C.F.R. Chapter IV, Part 400 Subpart J, or 42 C.F.R Chapter V, parts 1000-1008, (2) other statutes, rules, or regulations governing federal or state government health care programs including, but not limited to, the Medicare, Medicaid, Tricare, or Federal Employee Health Benefit programs, and (3) 18 U.S.C.ss.287 (criminal false claims), 18 U.S.C.ss.666 (theft or bribery concerning programs receiving Federal funds), 18 U.S.C. 1001 (false statements), 18 U.S.C.ss.1341 (mail fraud), 18 U.S.C.ss.1343 (wire fraud), 18 U.S.C.ss.1956 (money laundering), 18 U.S.C. 1957 (money laundering), or 31 U.S.C.ss. 3929 et seq. (civil false claims), except for any such activities which are specifically described in the Prospectus or which could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Further, none of the Company, Holdings or the Subsidiaries nor, to their knowledge, any of their officers, directors, stockholders or employees, or the hospitals or other facilities operated by them, is excluded, suspended, debarred or otherwise prohibited from participating in any federal, state or other government health care, procurement, or non-procurement program or activity, whether pursuant to 42 U.S.C. ss. 1320a-7 or otherwise.



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                           (xviii) To the knowledge of the Company, Holdings or
         the Subsidiaries, none of the hospitals or other facilities operated by either the Company, Holdings or the Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. All such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                           (xix) Environmental Laws. Except as described in the Registration Statement and except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) none of the Company, Holdings or any Subsidiary is in violation of any federal, state, or local law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, Holdings and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) to the knowledge of the Company or Holdings, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, Holdings or any Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, Holdings or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

                           (xx) Neither the Company, Holdings nor to the Company's knowledge, any of its affiliates (including the Subsidiaries), has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company and Holdings acknowledge that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

                           (xxi) None of the Company, Holdings or any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the



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         application of the net proceeds from such sale as described in the use of proceeds, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

                           (xxii) The Company, Holdings and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxiii) The Company, Holdings and each Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

                           (xxiv) The Company, Holdings and each Subsidiary are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither the Company, Holdings nor any Subsidiary maintains or sponsors any "pension plan" (as defined in Section 3(2) of ERISA) for which the Company, Holdings or any Subsidiary would have any liability or which is subject to (a) Title IV of ERISA or (b) Section 302 of ERISA and
         Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, Holdings and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status, upon which letter the Company, Holdings or each subsidiary, as applicable, may currently rely.

                           (xxv) To the Company's or Holdings' knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's, Holdings' or the Subsidiaries officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

                           (xxvi) No labor dispute with the employees of the Company, Holdings or any of the Subsidiaries exists or to the knowledge of the Company and Holdings, is imminent exclusive of employment related claims made by individual employees which if decided adversely to the Company, Holdings or any of the Subsidiaries would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                           (xxvii) There are no contracts or documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required.

                           (xxviii) The statistical and market-related data included in the Prospectuses are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectuses agrees with the sources from which it was derived in all material respects.

                           (xxix) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

                           (xxx) The Company has not offered, or caused Deutsche Banc Alex. Brown or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day if the parties hereto enter into this Agreement after 4:00 p.m., New York City time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

         3. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement among the Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY.

                  (a) Each of the Company and Holdings covenants and agrees with the several Underwriters that:

                           (i) Each of the Company and Holdings will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                           (ii) Each of the Company and Holdings will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. Each of the Company and Holdings will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (iii) Each of the Company and Holdings will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that neither the Company nor Holdings shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. Each of the Company and Holdings will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (iv) Each of the Company and Holdings will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. Each of the Company and Holdings will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. Each of the Company and Holdings will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                           (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                           (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                           (vii) Prior to the Closing Date, each of the Company and Holdings will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company or Holdings, as the case may be, for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                           (viii) No offering, sale, contract to sell or otherwise dispose of, or any transaction that is designed to or could be expected to, result in the disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or agreement for such) will be made for a period of 180 days after the effective date of the Registration Statement, directly or indirectly, by the Company except for (i) the grant of stock options, or the issuance of shares upon the exercise of stock options, granted pursuant to the Company's employee option plan in effect on the date of this Agreement or (ii) with the prior written consent of Deutsche Banc Alex. Brown.

                           (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                           (x) The Company has caused each officer, director and stockholder of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, contract to sell or otherwise dispose of, or any transaction that is designed to or could be expected to, result in the disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock owned prior to the consummation of the transactions contemplated hereby or Common Stock issuable upon the exercise of options or warrants held by such persons until 180 days after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of Deutsche Banc Alex. Brown ("Lockup Agreements").

                           (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                           (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company, Holdings or any of the Subsidiaries to register as an investment company under the 1940 Act.

                           (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                           (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                           (xv) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         5. COSTS AND EXPENSES.

                  The Company and Holdings will pay all costs, expenses and fees incident to the performance of the obligations of the Company and Holdings under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company agrees to pay all out of pocket costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. Neither the Company nor Holdings shall, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or Holdings to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due to the default or omission of any Underwriter, the Company and Holdings shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but neither the Company nor Holdings shall in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and Holdings contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Moore & Van Allen PLLC, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                           (i) Each of the Company and Holdings has been duly organized under the laws of the State of Delaware and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries other than subsidiaries which have only been formed but hold no assets and conduct no operations (the "Designated Subsidiaries") is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Subsidiaries are the only subsidiaries of Holdings and the Company, prior to the exchange, has no subsidiaries; the Company, Holdings and each of the Designated Subsidiaries are duly qualified to transact business in the jurisdictions listed on the annex attached to such opinion; and the outstanding shares of capital stock, partnership, membership or other ownership interests of each of the Designated Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable except for the obligations under the operating or partnership agreements to which the Company, Holdings or the Designated Subsidiaries are a party to make mandatory capital calls and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock, partnership, membership and other ownership interests of each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, except for pledges to lenders financing the hospitals of Holdings or the Bank of America under the Existing Credit Facility; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding, except for the sale of interests in Hospital Ventures which have not been fully subscribed for by investors and may hereafter be sold.

                           (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof; the shares of Common Stock to be issued by the Company pursuant to the Exchange have been duly authorized and will be validly issued, fully paid and non-assessable when issued as contemplated by the Exchange Agreements; and no preemptive rights of stockholders exist with respect to any of the Exchange Shares or the issue or sale thereof.

                           (iii) The offer, sale and issuance of the Exchange Shares by the Company is exempt from the registration requirements of the Securities Act of 1933 and comply with the Securities Exchange Act of 1934.

                           (iv) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel with respect to all of the following matters, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel with respect to all of the following matters, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                           (v) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (vi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                           (vii) The statements under the captions "Certain Relationships and Related Party Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                           (viii) The statements under the captions "Risk Factors--We may have a special legal responsibility to our partners in our heart hospitals that may prevent us from acting solely in our best interests," "Risk factors--Material decisions regarding the operations of our hospitals require consent of our physician and community hospital partners, and we may be unable as a result to take actions that we believe are in our best interest," "Business--Our Approach--Physician partnerships," "Business--Our Strategy--Partnering with highly regarded physicians," and "Business--Our Heart Hospitals" in the Prospectus, insofar as such statements constitute a summary of all or a specified portion of the organizational and operating agreements and governance and decision making authority regarding the hospitals owned by the Company, Holdings or the Subsidiaries, fairly summarize in all material respects the information called for with respect to all or such portion of such documents and matters.

                           (ix) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents to the extent described or summarized in the Registration Statement or the Prospectus are fairly described or summarized in all material respects.

                           (x) Such counsel knows of no legal or governmental proceedings pending or threatened against the Company, Holdings or any of the Subsidiaries that are reasonably likely, if decided adversely, to result in a Material Adverse Change or are required to be disclosed in the Prospects by the rules and regulations promulgated under the Securities Act of 1933, as amended, except, in each case, as set forth in the Prospectus.

                           (xi) The execution and delivery of this Agreement and the Exchange Agreements, and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the organizational documents of the Company, Holdings or any Subsidiary, or any material indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company, Holdings or any Subsidiary is a party or by which the Company, Holdings or any Subsidiary may be bound.

                           (xii) This Agreement has been duly authorized, executed and delivered by each of the Company and Holdings.

                           (xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) or the execution and delivery of the Exchange Agreements and the consummation of the Exchange except, in each case, such as have been obtained or made, specifying the same; provided that such counsel may exclude such matters as are opined to by other counsel pursuant to Section 6(c) hereof.

                           (xiv) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                           (xv) To the best of our knowledge, each of the hospitals described in the Prospectus as owned or operated by the Company and the entities which own such hospitals and in which the Company owns an equity interest possess such permits, licenses, provider numbers and certificates (including without limitation, certification under the Medicare and Medicaid programs) and holds accreditation by the Joint Commission on Accreditation of Health Care Organizations (collectively "Hospital Licenses") issued by, the appropriate federal and state regulatory agencies or bodies or accrediting organizations necessary to conduct each such hospital's business as now being conducted and as described in the Registration Statement and the Prospectus (including without limitation, with respect to those facilities operated by the Company that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Hospital Licenses could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                           In rendering such opinion Moore & Van Allen PLLC may
rely as to matters governed by the laws of states other than North Carolina, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Partnership Act or federal laws on local counsel in such jurisdictions. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and financial data included therein or omitted therefrom). With respect to such statement, Moore & Van Allen PLLC may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Reed Smith LLP, special regulatory counsel to the Company, in the form attached hereto as Exhibit A, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied on by the Underwriters).

                  (d) The Representatives shall have received from Willkie Farr & Gallagher, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, as to matters requested by the Underwriters.

                  (e) The Representatives shall have received at or prior to the Closing Date from Willkie Farr & Gallagher a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                  (f) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of each of Deloitte & Touche and Ernst & Young confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

                           (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, net worth, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, Holdings and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (h) The Company and Holdings shall have furnished or caused to be furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (i) The Exchange shall have been consummated on the terms described in the Registration Statement.

                  (j) The Company shall have entered into the New Credit Facility on substantially the terms described in the Registration Statement.

                  (k) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

                  (l) The Lockup Agreements described in Section 4(x) shall be in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Willkie Farr & Gallagher, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8. INDEMNIFICATION.

                  (a) The Company and Holdings jointly and severally agree:

                           (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that neither the Company nor Holdings shall be liable under this clause
         (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through such Underwriter's gross negligence or willful misconduct); provided, however, that neither the Company nor Holdings will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further, that with respect to any untrue statement or omission of material fact made in the Registration Statement or any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance in which it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such loss, claim, damage or liability results from the fact that (i) the Company had previously furnished copies of the Prospectus to the Underwriters, (ii) delivery of the Prospectus was required by the Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Registration Statement or the Preliminary Prospectus was corrected in the Prospectus, (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus and (v) such correction would have cured the defect giving rise to such loss, claim, damage or liability; and

                           (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, against any losses, claims, damages or liabilities to which the Company or any such director or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director or officer in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or
(d) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless Deutsche Banc Alex. Brown and its affiliates and each person, if any, who controls Deutsche Banc Alex. Brown or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of Deutsche Banc Alex. Brown.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and Holdings set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, its directors or officers, (ii) acceptance of any Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this
Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Banc Alex. Brown Inc., One South Street, Baltimore, Maryland 21202; Attention: Brent Milner, with a copy to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel; if to the Company, to MedCath Corporation, 10720 Sikes Place, Suite 300, Charlotte, North Carolina 28277,
Attention: General Counsel, with a copy to Hal A. Levinson, Moore & Van Allen, 100 N. Tryon Street, Charlotte, North Carolina 28202; and if to Holdings, to MedCath Holdings, Inc., 10720 Sikes Place, Suite 300, Charlotte, North Carolina 28277, Attention: General Counsel, with a copy to Hal A. Levinson, Moore & Van Allen, 100 N. Tryon Street, Charlotte, North Carolina 28202.

         11. TERMINATION.

                  This Agreement may be terminated by you (a) by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or would be reasonably likely to materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or
(b) as provided in Sections 6 and 9 of this Agreement.

         12. SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

         14. MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, Holdings and the several Underwriters in accordance with its terms.

                  Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                             Very truly yours,

                                             MedCath Corporation

                                             By:
                                                 ------------------------------
                                                   President



                                             MedCath Holdings, Inc.

                                             By:
                                                 ------------------------------
                                                   President



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANC ALEX. BROWN INC.
BANC OF AMERICA SECURITIES LLC
JP MORGAN SECURITIES INC.
FIRST UNION SECURITIES, INC.
As Representatives of the several
Underwriters listed on Schedule I
By: Deutsche Banc Alex. Brown Inc.

By:
    -----------------------------------------------
     Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                      Number of Firm Shares
Underwriter                                              to be Purchased
-----------                                           ---------------------
Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
First Union Securities, Inc.


Total                                                       6,000,000
                                                            ---------

                                    EXHIBIT A



             FORM OF OPINION OF COMPANY'S SPECIAL REGULATORY COUNSEL

                           TO BE DELIVERED PURSUANT TO

                                  SECTION 6(c)



                  1. The information in the Registration Statement under "Risk Factors - Reductions or changes in reimbursement from government or third party payors could adversely impact our operating results", "Risk Factors - We may be required to acquire and implement costly new information systems to comply with new federal and state legislative efforts and regulatory initiatives relating to patient privacy ", "Risk Factors - If we fail to comply with the extensive laws and government regulations applicable to us, we could suffer penalties or be required to make significant changes to our operations", "Risk Factors - If the anti-kickback, physician self-referral or other fraud and abuse laws are modified, interpreted differently or if other regulatory restrictions are issued, we could incur significant sanctions and loss of reimbursement", "Risk Factors - Other companies within the healthcare industry continue to be the subject of federal and state investigations, which increases the risk that we may become subject to investigations in the future", "Risk Factors - If laws governing the corporate practice of medicine change, we may be required to restructure some of our relationships", "Risk Factors - If governing regulations change or the enforcement or interpretation of them changes, we may be obligated to purchase some or all of the ownership interests of the physicians associated with us", and "Business -- Government Regulation" (collectively, the "Covered Sections"), to the extent that it describes federal and state Health Care Laws has been reviewed by such counsel and the information set forth therein is accurate in all material respects.

                  2. Except as disclosed in the Registration Statement, in the course of our representation of the Company as special regulatory counsel, we have not become aware of any pending or threatened action, suit, proceeding, inquiry or investigation, relating to any Health Care Law, to which the Company or any of its subsidiaries is a party, brought by any court or governmental agency or body or other person or individual, which would be required to be disclosed in the Prospectus.

                  3. No filing with, or authorization, approval, consent, license, order, registration, qualification (collectively, "Approvals") of or with any governmental authority or agency, is required under any Health Care Law, other than such Approvals as have been obtained or made, in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the securities or the execution and delivery of the Exchange Agreements and the consummation of the transactions contemplated thereby.

                  4. The execution and delivery of the Underwriting Agreement and the Exchange Agreements, and the consummation of the transactions herein and therein contemplated do not and will not violate any Health Care Law.

                  In the course of our representation of the Company as special regulatory counsel, nothing has come to our attention that caused us to believe that the information contained in the Registration Statement under Covered Sections (A) at the time such Registration Statement or any such amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that counsel expresses no belief with respect to the financial statements or other financial data included in, or omitted from, the Registration Statement).

                  For purposes of this opinion, the term "Health Care Laws" shall mean (1) statutes, regulations, judicial rulings and decrees of the United States and of the States in which the Company and the Subsidiaries operate governing general acute care hospitals and diagnostic testing facilities including, but not limited to, 18 U.S.C. ss. 669 (theft or embezzlement in connection with health care), 18 U.S.C. ss. 1035 (false statements relating to health care matters) 18 U.S.C. ss. 1347 (health care fraud), 18 U.S.C. ss. 1518 (obstruction of criminal investigation of health care offense), 42 U.S.C. ss. 1320a-7a (civil monetary penalties), 42 U.S.C. ss. 1320a-7b (criminal penalties for acts involving federal health care programs), 42 U.S.C. ss. 1395nn (limitation on certain physician referrals), 42 C.F.R. Chapter IV, Part 400, Subpart J, or 42 C.F.R Chapter V, Parts 1000-1008, and (2) other statutes, rules, or regulations governing federal or state government health care programs including, but not limited to, the Medicare, Medicaid, Tricare, or Federal Employee Health Benefit programs, but specifically excluding statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or special political subdivisions to the extent that they deal with any of the foregoing.



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